Exhibit 21
SUBSIDIARIES OF C.H. ROBINSON WORLDWIDE, INC.
The following is a list of subsidiaries of the Company as of December 31, 2020, omitting some subsidiaries which, considered in aggregate, would not constitute a significant subsidiary.

Legal Entity Name	Where incorporated
C.H. Robinson Worldwide Argentina, S.A.	Argentina
CH. Robinson Trade Management Holding Pty. Ltd	Australia
C.H. Robinson (Australia) Pty Ltd	Australia
C.H. Robinson Trade Management Pty. Ltd. (fka APC Trade Management)	Australia
C.H. Robinson Worldwide (AU) Pty. Ltd (fka APC Logistics Pty Ltd)	Australia
C.H. Robinson Worldwide (Australia) Pty. Ltd.	Australia
C.H. Robinson Worldwide (Oceania) Pty. Ltd. (fka AJ Considine Proprietary Limited)	Australia
C.H. Robinson Austria GmbH	Austria
C.H. Robinson Belgium BVBA	Belgium
C.H. Robinson Worldwide Logistica Do Brasil Ltda	Brazil
C.H. Robinson Company (Canada) Ltd.	Canada
C.H. Robinson Project Logistics Ltd. (Canada)	Canada
C.H. Robinson Worldwide Canada, Ltd. (fka Milgram & Company Ltd.)	Canada
C.H. Robinson Worldwide Chile SA	Chile
Robinson Fresh Chile SA	Chile
C.H. Robinson Freight Services (China) Ltd.	China
C.H. Robinson Worldwide (Shanghai) Co. Ltd.	China
C.H. Robinson Worldwide Logistics (Dalian) Co. Ltd.	China
C.H. Robinson International Colombia S.A.S. (fka Space Cargo Colombia SAS)	Colombia
C.H. Robinson Worldwide Costa Rica, SA	Costa Rica
C.H. Robinson Czech Republic, sro	Czech Republic
Dema Transport CZ Sro	Czech Republic
C.H. Robinson France SAS	France
C.H. Robinson Worldwide GmbH	Germany
C.H. Robinson Freight Services (Hong Kong) Limited	Hong Kong
C.H. Robinson Worldwide (Hong Kong) Ltd.	Hong Kong
CHR Holdings (Hong Kong) Limited	Hong Kong
Space Cargo Asia Ltd.	Hong Kong
C.H. Robinson Hungaria Szallitmanyozasi Kft	Hungary
C.H. Robinson International (India) Private Ltd.	India
C.H. Robinson Worldwide Freight India Pvt. Ltd.	India
C.H. Robinson Freight Services (Ireland) Limited	Ireland
CH Robinson Cork Technology Center (Ireland) Limited	Ireland
C.H. Robinson International Italy, SRL	Italy
Dema Service S.p.A.	Italy
C.H. Robinson Freight Services (Korea) Ltd.	Korea
C.H. Robinson Global Holding S.à r.l.	Luxembourg
C.H. Robinson Investments S.à r.l.	Luxembourg
C.H. Robinson LATAM Holding S.a.r.l.	Luxembourg
C.H. Robinson Luxembourg Finance S.à r.l.	Luxembourg
C.H. Robinson Luxembourg Holding S.à r.l.	Luxembourg
C.H. Robinson Luxembourg SARL	Luxembourg
C.H. Robinson Freight Services (Malaysia) Sdn. Bhd.	Malaysia

C.H. Robinson Worldwide (Malaysia) Sdn. Bhd.	Malaysia
C.H. Robinson de Mexico S.A. de C.V.	Mexico
C.H. Robinson Global Forwarding Mexico S.A. de C.V.	Mexico
C.H. Robinson Worldwide S.A. de C.V.	Mexico
Robinson Fresh de Mexico S.A. de C.V.	Mexico
SPC LATAM SA de CV	Mexico
C.H. Robinson Europe BV	Netherlands
CH Robinson Worldwide BV	Netherlands
Robinson Fresh BV	Netherlands
C.H. Robinson Worldwide (NZ) Ltd. (fka APC Logistics (NZ) Limited Company)	New Zealand
C.H. Robinson Worldwide Peru SA	Peru
C.H. Robinson Polska S.A.	Poland
Dema Service Polsaka S.P. Zoo	Poland
C.H. Robinson International Puerto Rico, Inc.	Puerto Rico
C.H. Robinson Worldwide Romania, SRL	Romania
C.H. Robinson Freight Services (Singapore) Pte. Ltd.	Singapore
C.H. Robinson Worldwide Singapore Pte. Ltd.	Singapore
C.H. Robinson Slovakia, s.r.o.	Slovakia
C.H. Robinson Iberica SL	Spain
Space Cargo Services S.A.	Spain
C.H. Robinson Freight Services Lanka (Private) Limited	Sri Lanka
C.H. Robinson Sweden AB	Sweden
C.H. Robinson Freight Services (Taiwan) Ltd.	Taiwan
C.H. Robinson Freight Services (Thailand) Ltd.	Thailand
C.H. Robinson Logistics and Transport Services Limited (Turkey)	Turkey
C.H. Robinson Worldwide (UK) Ltd.	United Kingdom
C.H. Robinson Worldwide Uruguay S.A.	Uruguay
C.H. Robinson Freight Services (Vietnam) Company Limited	Vietnam
C.H. Robinson Company	United States
C.H. Robinson Company, Inc.	United States
Robinson Holding Company	United States
C.H. Robinosn Worldwide, Inc.	United States
C.H. Robinson International, Inc.	United States
Freightquote.com, Inc.	United States
Freightview, Inc.	United States
Twin Modal, LLC	United States
Enterprise TMS LLC	United States
FQ Real Estate Holdings LLC	United States
M.O.T. Intermodal Shipping USA, Inc.	United States
C.H. Robinson Project Logistics, Inc.	United States
Accelerated Global Insurance Company PSC	United States
C.H. Robinson Operations, Inc.	United States
CHR Holdings, Inc.	United States
C.H. Robinson Receivables LLC	United States
C.H. Robinson Shared Service, Inc.	United States
C.H. Robinson Freight Services, Ltd.	United States
Prime Distribution Services, Inc.	United States